Securities and Exchange Commission
                         Washington, DC  20549

                                FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of report (Date of earliest event reported):
                          May 8, 2006 (May 5, 2006)



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)


         0-24033                               43-1805201
 (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


                               (816) 765-2200
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02.  Non-Reliance on Previously Issued Financial Statements or
            Related Audit Report or Completed Interim Review


     On May 5, 2006, the Audit Committee of the Board of Directors of NASB Financial, Inc. (the "Company"), upon the recommendation of management, concluded to amend the Company's 2005 Annual Report on Form 10-K and its Form 10-Q for the quarter ended December 31, 2005, to restate the financial statements contained therein to appropriately reflect certain information in conformity with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" ("SFAS 95"). As a result the Audit Committee concluded that the Company's previously issued financial statements for the three years ended September 30, 2005, the independent registered public accountant's report thereon, and the financial statements for the quarters ended December 31, 2005 and 2004, should no longer be relied upon. The change in presentation has no effect on the Company's previously reported net income, earnings per share, stockholders' equity, or assets.

     The Company has historically classified principal repayments of its loans held for sale in the investing section of the statement of cash flows. The SEC has taken exception with this treatment, and informed the Company that principal repayments of loans held for sale should be classified in the operating section of the statement of cash flows in accordance with guidance under SFAS 95. Additionally, as a result of researching this classification issue, management discovered an error in its calculation of originations and principal repayments of loans held for sale reported in the statement of cash flows. A summary of the significant effects of the restatement of the Company's consolidated statement of cash flows for fiscal years ended September 30, 2005, 2004, and 2003 are as follows:


                                         Year ended September 30,
                                    -----------------------------------
                                       2005         2004         2003
                                    -----------------------------------
                                               (in thousands)
Net cash flow from operating
  activities, as previously
  reported                         $  (37,404)     (37,088)    194,758
Reclassification of principal
  repayments of loans receivable
  held for sale                        35,468       31,834      16,962
Correction of origination and
  principal repayments of loans
  receivable held for sale            (18,998)     (50,594)   (251,987)
                                      --------     --------    --------
Reported net cash from
  operating activities             $  (20,934)     (55,848)    (40,267)
                                      ========     ========    ========

Net cash flow from investing
  activities, as previously
  reported                         $ (112,655)    (204,966)   (187,255)
Reclassification of principal
  repayments of loans receivable
  held for sale                       (35,468)     (31,834)    (16,962)
Correction of origination and
  principal repayments of loans
  receivable held for sale             18,998       50,594     251,987
                                      --------     --------    --------
Reported net cash from
  investing activities             $ (129,125)    (186,206)     47,770
                                      ========     ========    ========

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     As a result of these matters, management is currently evaluating the impact of this restatement on its internal controls and expects that it will conclude that it has a material weakness in its internal control over financial reporting related to the process for the preparation and review of the consolidated statement of cash flows. Such conclusion would require management to revise its report on internal control over financial reporting that is included in the Form 10-K. In addition, management expects that it will conclude that its disclosure controls and procedures and its internal control over financial reporting were not effective as of September 30, 2005. Management will disclose its conclusion in Item 9A of the Form 10-K/A for the period ended September 30, 2005.

     The Audit Committee and management have discussed with BKD, LLP, the Company's independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

     The Company intends to amend, as soon as practicable, the 2005 Annual Report on Form 10-K and the Form 10-Q for the quarter ended December 31, 2005, to appropriately reflect the aforementioned reclassifications of principal repayments and originations of loans held for sale. The Form 10-Q for the quarter ended March 31, 2006, which will be filed on or about May 10, 2006, will reflect such reclassifications within the Company's consolidated statement of cash flows for the six month periods ended March 31, 2006 and 2005.


Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 - Press Release dated May 8, 2006.


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        NASB FINANCIAL, INC.

May 8, 2006                           By:  /s/ Rhonda Nyhus
                                           Rhonda Nyhus
                                           Vice President and Treasurer


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